Earnings to Fixed Charges Ratio
                                              Nine Months                      Nine Months
                                              Ended September 30, 2003         Ended September 30, 2002
                                              ----------------------------------------------------------

Part I - Earnings

Pretax income                                                     (2,159)                        16,985

Add:
Fixed Charges
Interest expense - not income                                     10,435                          3,456
Amortization of debt issue costs
and discount or premium relating to
indebtedness                                                       1,189                            607
Interest portion of rental expense                                   291                            204
Preferred stock dividends                                              0                              0


Fixed Charges reduced by:
Interest capitalized during the period                             4,387                          1,715
Preferred stock dividends                                              0                              0
Amortization related to capitalized interest                           0                              0
                                              ----------------------------------------------------------

                                                                   5,369                         19,537
                                              ==========================================================


Part II - Fixed Charges

Interest Expense - not income                                     10,435                          3,456
Amortization of debt issue costs
and discount or premium relating to
indebtedness                                                       1,189                            607
Interest portion of rental expense                                   291                            204
Preferred stock dividends                                             -                              -

                                              ----------------------------------------------------------

                                                                  11,915                          4,267
                                              ==========================================================
Fixed charge coverage                                               0.45                           4.58
                                              ==========================================================


Earnings to Fixed Charges Ratio

                                              =========================
                                                     Year ended
                                                     December 31, 2002
                                              -------------------------

Part I - Earnings

Pretax income                                                  (22,990)

Add:
Fixed Charges
Interest expense - not income                                    7,099
Amortization of debt issue costs
and discount or premium relating to
indebtedness                                                     1,042
Interest portion of rental expense                                 272
Preferred stock dividends


Fixed Charges reduced by:
Interest capitalized during the period                           2,726
Preferred stock dividends
Amortization related to capitalized interest
                                              -------------------------

                                                               (17,303)
                                              =========================



Part II - Fixed Charges

Interest Expense - not income                                    7,099
Amortization of debt issue costs
and discount or premium relating to
indebtedness                                                     1,042
Interest portion of rental expense                                 272
Preferred stock dividends                                           -

                                              -------------------------

                                                                 8,413
                                              =========================
Fixed charge coverage                                            (2.06)
                                              =========================


Earnings to Fixed Charges Ratio

                                              ===========================================================================
                                              Year Ended                    Year Ended                 Year ended
                                              December 31, 2001             December 31, 2000          December 31, 1999
                                              ---------------------------------------------------------------------------

Part I - Earnings

Pretax income                                                22,813                       1,553                    2,773

Add:
Fixed Charges
Interest expense - not income                                 6,930                       3,263                    2,009
Amortization of debt issue costs
and discount or premium relating to
indebtedness                                                    106                           3                        0
Interest portion of rental expense                              247                         223                       57
Preferred stock dividends                                         0                           0                        0


Fixed Charges reduced by:
Interest capitalized during the period                        1,657                           0                      343
Preferred stock dividends                                         0                           0                        0
Amortization related to capitalized interest                      0                           0                        0
                                              ---------------------------------------------------------------------------

                                                             28,439                       5,042                    4,496
                                              ===========================================================================



Part II - Fixed Charges

Interest Expense - not income                                 6,930                       3,263                    2,009
Amortization of debt issue costs
and discount or premium relating to
indebtedness                                                    106                           3                        0
Interest portion of rental expense                              247                         223                       57
Preferred stock dividends                                         0                           0                        0

                                                -------------------------------------------------------------------------

                                                              7,283                       3,489                    2,066
                                                =========================================================================
Fixed charge coverage                                          3.90                        1.45                     2.18
                                                =========================================================================


Earnings to Fixed Charges Ratio

                                              ===========================================
                                              5 Months Ended            Year Ended
                                              December 31, 1998         July 31, 1998
                                              -------------------------------------------

Part I - Earnings

Pretax income                                                (4,408)             (8,610)

Add:
Fixed Charges
Interest expense - not income                                 1,426               2,007
Amortization of debt issue costs
and discount or premium relating to
indebtedness                                                      0                   0
Interest portion of rental expense                                1                   3
Preferred stock dividends                                         0                   0


Fixed Charges reduced by:
Interest capitalized during the period                          190                 608
Preferred stock dividends                                         0                   0
Amortization related to capitalized interest                      0                   0
                                              -------------------------------------------

                                                             (3,171)             (7,208)
                                              ===========================================



Part II - Fixed Charges

Interest Expense - not income                                 1,426               2,007
Amortization of debt issue costs
and discount or premium relating to
indebtedness                                                      0                   0
Interest portion of rental expense                                1                   3
Preferred stock dividends                                         0                   0

                                                -----------------------------------------

                                                              1,427               2,010
                                                =========================================
Fixed charge coverage                                         (2.22)              (3.59)
                                                =========================================